SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
LOTUS BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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☑ No fee required.
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     IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
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LOTUS BANCORP, INC.
44350 West Twelve Mile Road
Novi, MI 48377
(248) 735-1000
April 10, 2009
Dear Shareholder:
     I am pleased to invite you to attend the Lotus Bancorp, Inc.’s 2008 annual meeting of shareholders on Tuesday, May 19, 2009. We will hold the meeting at 4:00 p.m. at the Company’s headquarters, 44350 West Twelve Mile Road, Novi, MI 48377.
     On the page following this letter, you will find the Notice of Meeting which lists the matters to be considered at the meeting. Following the Notice of Meeting is the proxy statement which describes these matters and provides you with additional information about our Company. Also enclosed you will find the Company’s 2008 Annual Report and your proxy card, which allows you to vote on these matters.
     Your vote is important. A majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Please complete and mail in your proxy card promptly, even if you plan to attend the meeting. You can attend the meeting and vote in person, even if you have sent in a proxy card.
     The Board of Directors recommends that shareholders vote FOR each of the proposals stated in the proxy statement.
     The rest of the Board and I look forward to seeing you at the meeting. Whether or not you can attend, we greatly appreciate your cooperation in returning the proxy card.
Sincerely,
Satish B. Jasti
President and Chief Executive Officer

LOTUS BANCORP, INC.
44350 West Twelve Mile Road
Novi, MI 48377
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	4:00 p.m. local time, on Tuesday, May 19, 2009

PLACE	Lotus Bancorp, Inc.
44350 West Twelve Mile Road
Novi, Michigan 48377

ITEMS OF BUSINESS	(1) To elect seven members of the Board of Directors.
(2) To transact such other business as may properly come before the Meeting.

ANNUAL REPORT	Our 2008 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

RECORD DATE	You can vote if you are a shareholder of record on April 1, 2009.

QUORUM	A majority of the shares of common stock must be represented at the meeting. If there are insufficient shares, the meeting may be adjourned.
April 1, 2009
Mayur Joshi, Secretary

LOTUS BANCORP, INC.
44350 Twelve Mile Road
Novi, MI 48377
SOLICITATION AND VOTING
     We are sending you this Proxy Statement and the enclosed proxy card because the Board of Directors of Lotus Bancorp, Inc. (the “Company” “we” or “us”) is soliciting your proxy to vote at the 2008 annual meeting of Shareholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.
     You are invited to attend our Annual Meeting on May 19, 2009 beginning at 4:00 p.m., local time. The Annual Meeting will be held at the Company’s headquarters, 44350 West Twelve Mile Road, Novi, Michigan 48377.
     This Proxy Statement and the enclosed form of proxy are being mailed starting on or about April 10, 2009.
Shareholders Entitled to Vote
     Holders of record of common stock of the Company at the close of business on April 1, 2009 are entitled to receive this notice. Each share of common stock of the Company is equal to one vote.
     There is no cumulative voting at the Annual Meeting.
     As of the record date, there were 1,389,965 common shares issued and outstanding.
Voting Procedures
     You can vote on matters to come before the meeting in one of two ways:
•	you can come to the Annual Meeting and cast your vote there; or

•	you can vote by signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.
     You may also choose to vote for all of the nominees for Director and each proposal by simply signing, dating and returning the enclosed proxy card without further direction. All signed and returned proxies that contain no direction as to vote will be voted FOR each of the nominees for Director and FOR each of the proposals.
     The Board of Directors has selected itself as the persons to act as proxies on the proxy card.
     If you plan to attend the Annual Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTOR OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY OR PROXY IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE ANNUAL MEETING. Please contact your broker, bank or nominee.
Required Vote
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or nominee does not have discretionary authority to vote and has not received instructions from the beneficial owner.
     Once a quorum is achieved, a plurality of votes cast is all that is necessary for the election of directors. Abstentions and broker “non votes” are not counted in determining the vote. All other matters that may come before the meeting, the affirmative vote of a majority of votes cast is necessary for the approval of such matters. Abstentions and broker “non votes” are again not counted for purposes of approving the matter.

Revoking a Proxy
     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:
•	you may send in another proxy with a later date;

•	you may notify the Company’s Secretary in writing at Lotus Bancorp, Inc., P.O. Box 915, Novi, Michigan 48376-0915; or

•	you may revoke by voting in person at the Annual Meeting.
     If you choose to revoke your proxy by attending the Annual Meeting, you must vote in accordance with the rules for voting at the Annual Meeting. Attending the Annual Meeting alone will not constitute revocation of a proxy.
List of Shareholders
     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders for any purpose related to the Annual Meeting at the Company’s offices at 44350 Twelve Mile Road, Novi, Michigan 48377 for a period of ten days prior to the Annual Meeting. A list will also be available at the Annual Meeting itself.
Cost of Proxy Solicitation
     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail or telegram. We do not intend to engage a proxy solicitation firm to assist us in the distribution and solicitation of proxies. The Company will also request persons, firms and corporations holding shares in their names for other beneficial owners to send proxy materials to such beneficial owners. The Company will reimburse these persons for their expenses.
Inspector of Election
     Your proxy returned in the enclosed envelope will be delivered to the Company’s transfer agent, StockTrans, Inc. The Board of Directors has designated Jitendra Patel and Natvarlal Patel to act as inspectors of election and to tabulate the votes at the Annual Meeting.
Other Matters
     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxies to vote the shares on such matters in their discretion.
GOVERNANCE OF THE COMPANY
Role and Composition of the Board of Directors
     Our Company’s Board of Directors is the ultimate decision making body of the Company, except for matters which law or our Articles of Incorporation requires the vote of shareholders. The Board of Directors selects the management of the Company which is responsible for the Company’s day to day operations. The Board acts as an advisor to management and also monitors its performance. Our Board of Directors has determined that each of our directors are independent, with the exception of Satish B. Jasti and Sree Jasti, as independence is defined in the NASDAQ’s listing standards, as those standards have been modified or supplemented.
     Certain members of the Company’s Board of Directors also serve as Directors of Lotus Bank (the “Bank”), as listed in the chart below. The Bank is the Company’s wholly-owned subsidiary. You will find a discussion of its activities in your Annual Report.

     During 2008, the Board of Directors met as the Company’s Board of Directors 7 times. In addition, the Board of Directors has authorized four Committees to manage distinct matters of the Company and/or the Bank. These Committees are the Audit Committee, the Loan Committee, the Asset/Liability Management Committee and the Human Resources Committee. Membership on each of the Committees is set forth in the table below. All of our Directors attended 75 percent or more of the meetings of the Board and Board Committees, with the exception of Shubha Kolachalam and Haranath Policherla.

	Director	Director				Asset/
	of the	of the				Liability	Human
Name	Company	Bank	Audit		Loan	Management	Resources
Sreenivas Cherukuri	X	X			X		X
Vasudev Garlapaty	X
Vinaya Gavini	X	X			X
Amarnath Gowda	X
Ravindranath Gullapalli		X	X	(1)	X		X
Sarada Gullapalli	X
Murali Guthikonda	X		X
Satish B. Jasti	X	X			X	X	X
Sree Jasti	X
Lynn Jerath	X
Mayur Joshi	X	X			X	X
Shubha Kolachalam	X
V.S. Lingham	X
Krishna M. Malempati	X	X	X		X		X
Natvarlal Patel	X	X				X	X
Jitendra Patel	X	X	X		X		X
Haranath Policherla	X
Bala Setty	X					X
Jay Shah	X		X			X
Curt Shaneour	X	X				X	X
Venkat Talasila	X
Meetings in 2008	7	12	4		15	12	2

(1)	Advisory member
The Audit Committee
     The Audit Committee is responsible for the annual appointment of the public accounting firm to be our outside auditors. The Committee is also responsible for the following tasks:
•	maintaining a liaison with the outside auditors;

•	reviewing the adequacy of internal controls;

•	reviewing with management and outside auditors financial disclosures of the Company; and

•	reviewing any material changes in accounting principles or practices used in preparing statements.
Audit Committee Financial Expert
     While the Board of Directors endorses the effectiveness of the Company’s Audit Committee, its membership does not include a director who qualifies for designation as an “audit committee financial expert” — a concept under federal regulation that contemplates such designation only when an audit committee member satisfies all five qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our Company’s financial statements.

The Loan Committee
     The loan committee is responsible for establishing or approving, in conjunction with management, all major policies and procedures pertaining to loan policy, including:
•	establishing the loan approval system;

•	approving all loans in excess of $200,000 if unsecured, $750,000 for all others;

•	reviewing all past due reports, rated loan reports, non-accrual reports and other reports and indicators of overall loan portfolio quality;

•	engaging, as appropriate, and reviewing the findings of, outsourced credit review consultants;

•	reviewing and responding to all credit issues identified by way of regulatory examinations and outsourced credit review consultants;

•	establishing measurements for adequacy of the loan loss reserve; and

•	reviewing any other matters pertaining to the loan portfolio such as yield and concentrations.
The Asset/Liability Management Committee
     The principal responsibilities of this committee include:
•	overseeing the bank’s actions relating to interest rate risk and liquidity risks;

•	reviewing management strategies for investment securities activities, deposit programs and lending initiatives;

•	evaluating the bank’s liquidity position and considering the impact of anticipated changes in that position; and

•	approving trading strategies and reviewing positions in securities.
     The asset/liability management committee is also responsible for the bank’s overall investment strategy and asset/liability and investment policy. This includes liquidity management, risk management, net interest margin management, monitoring deposit level trends and pricing, monitoring asset level trends and pricing and portfolio investment decisions.
The Human Resources Committee
     The human resources committee recommends to the board of directors the salaries of executive personnel and directors and the policies, terms and conditions of employment of all employees of the bank. The committee also assists senior management in identifying candidates for available positions and coordinates efforts with legal counsel to create employee compensation plans, including the granting of stock options. The committee is responsible for performance evaluations of senior management and for creating senior management compensation plans. The committee also reviews and recommends employee benefit plans, as proposed by management, to the board of directors.
Code of Ethics
     The Company has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commissions and in other public communications we make;

•	Compliance with applicable governmental laws, rules and regulations;

•	The prompt internal reporting of violations of the code to an appropriate person or persons named in the code; and

•	Accountability for adherence to the code.
     This Code of Ethics is included as Exhibit 14 to our Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission on March 30, 2007. We will provide to any person without charge, upon request, a copy of our Code of Ethics. Requests for a copy of our Code of Ethics should be made to our Secretary at 44350 West Twelve Mile Road, Novi, Michigan 48377.
Directors’ Compensation
     We do not currently pay any cash compensation for service as a Company or Bank director. We may elect to compensate our directors through the payment of fees in the future, but have no plans to do so at this time.
2008 DIRECTOR COMPENSATION TABLE

				Nonqualified
				Deferred
	Fees Earned or			Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)
Sreenivas Cherukuri	$0	$0	$0	$0	$0	$0
Vasudev Garlapaty	$0	$0	$0	$0	$0	$0
Vinaya Gavini	$0	$0	$0	$0	$0	$0
Amarnath Gowda	$0	$0	$0	$0	$0	$0
Ravindranath Gullapalli	$0	$0	$0	$0	$0	$0
Sarada Gullapalli	$0	$0	$0	$0	$0	$0
Murali Guthikonda	$0	$0	$0	$0	$0	$0
Satish B. Jasti	$0	$0	$0	$0	$0	$0
Sree Jasti	$0	$0	$0	$0	$0	$0
Lynn Jerath	$0	$0	$0	$0	$0	$0
Mayur Joshi	$0	$0	$0	$0	$0	$0
Shubha Kolachalam	$0	$0	$0	$0	$0	$0
V.S. Lingham	$0	$0	$0	$0	$0	$0
Krishna M. Malempati	$0	$0	$0	$0	$0	$0
Natvarlal Patel	$0	$0	$0	$0	$0	$0
Jitendra Patel	$0	$0	$0	$0	$0	$0
Haranath Policherla	$0	$0	$0	$0	$0	$0
Bala Setty	$0	$0	$0	$0	$0	$0
Jay Shah	$0	$0	$0	$0	$0	$0
Curt Shaneour	$0	$0	$0	$0	$0	$0
Venkat Talasila	$0	$0	$0	$0	$0	$0
ITEM 1. ELECTION OF DIRECTORS
     Currently, the Company’s Board of Directors has 20 members divided into three classes of six or seven directors per class. Each of the three classes of directors is appointed to serve a different three-year term. One class of directors will be up for election each year. This results in a staggered Board which ensures continuity from year to year.
     Six directors will be elected at the Annual Meeting to serve for the three-year term expiring at our Annual Meeting in 2012.
     The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the seven nominees unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as director will continue in office until his or her successor has been elected, or until his death, resignation or retirement.

     The Board of Directors has proposed the following nominees for election as Directors, to each serve a three year term expiring in 2012: Vinaya Gavini, Amarnath Gowda, Ravindranath Gullapalli, Murali Guthikonda, Krishna M. Malempati, and Haranath Policherla.
     The Board of Directors recommends a vote FOR the election of these nominees as Directors.
     We expect each nominee to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. The principal occupation and certain other information about the nominees are set forth below.
CLASS I — NOMINEES WHOSE TERMS WILL EXPIRE IN 2011

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
Sreenivas Cherukuri (39)	Director since 2006; CIO, City of Detroit, Michigan
V.S. Lingham (54)	Director since 2006; Chief of Clinical Affairs, Reuther Psychiatric Hospital
Satish B. Jasti (49)	Director since 2006, President & CEO of the Company and the Bank, formerly a Senior commercial lending officer with Key Bank N.A., LaSalle Bank Midwest N.A., and Bank One N.A.
Jitendra Patel (64)	Director since 2006; President, Michigan Inns, Inc., real estate investor; retired director, State Bank of Texas
Natvarlal Patel (50)	Director since 2006; President ECOM Consultants, Inc., technology consultant
Jay Shah (62)	Director since 2006; CEO, Spalding DeDecker Associates, engineering consulting
Curt Shaneour (76)	Director since 2006; President, Shane Group Inc.; retired director, Hillsdale County National Bank
CLASS II — DIRECTORS WHOSE TERMS WILL EXPIRE IN 2009

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
Vinaya Gavini (62)	Director since 2006; physician; owner Laser Printing Services
Amarnath Gowda (55)	Director since 2006; attorney
Sarada Gullapalli (60)	Director since 2006; physician (Dr. Gullapalli has decided not to stand for re-election at this year’s annual meeting of shareholders.)
Murali Guthikonda (58)	Director since 2006; physician
Krishna M. Malempati (66)	Director since 2007; Vice President, Om Ventures, Inc.
Haranath Policherla (51)	Director since 2006; physician

CLASS III — DIRECTORS WHOSE TERMS WILL EXPIRE IN 2010

Name and Age as of	Position, Principal Occupation,
the Annual Meeting	Business Experience and Directorship
Vasudev Garlapaty (64)	Director since 2006; physician
Sree Jasti (46)	Director since 2006; currently, homemaker; former research scientist with BASF Corp.
Lynn Jerath (35)	Director since 2006; President, Bedrock Investments LLC
Mayur Joshi (55)	Director since 2006; Realtor, Max Broock Realtors; real estate investor
Shubha Kolachalam (47)	Director since 2006; Chief Administrative Officer, Kolachalam MDPC
Bala Setty (60)	Director since 2006; physician
Venkat Talasila (57)	Director since 2006; physician; CEO, Sree Talasila Properties LLC
Family Relationships
     Director Sarada Gullapalli is the wife of Lotus Bank Director Ravindranath Gullapalli. Director Sree Jasti is the wife of Director, President and Chief Executive Officer Satish B. Jasti. Director Jitendra Patel is the father of Director Lynn Jerath.
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS,
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP,
AND FIVE PERCENT SHAREHOLDERS
     Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act, a person or entity is considered to beneficially own shares of Common Stock if the person or entity has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a person has sole voting power and sole investment power with respect to the indicated shares.

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership		As a Percent of Class
Richard E. Bauer	15,000	(2)	1.08%
Sreenivas Cherukuri	22,500	(3)	1.61%
Vasudev Garlapaty	23,100	(4)	1.65%
Vinaya Gavini	97,500	(5)	6.95%
Amarnath Gowda	19,500	(6)	1.40%
Ravindranath Gullapalli	11,200	(7)	0.81%
Sarada Gullapalli	20,280	(8)	1.46%
Murali Guthikonda	12,500	(9)	.89%
Satish B. Jasti	37,500	(10)	2.67%
Sree Jasti	9,000	(11)	.65%
Lynn Jerath	19,500	(12)	1.39%
Mayur Joshi	40,740	(13)	2.90%
Shubha Kolachalam	25,500	(14)	1.82%
V.S. Lingham	31,500	(15)	2.25%
Christer D. Lucander	0	(16)	0.00%
Krishna M. Malempati	9,600	(17)	.69%
Natvarlal Patel	37,500	(18)	2.67%
Jitendra Patel	140,700	(19)	9.91%
Haranath Policherla	25,500	(20)	1.82%
Bala Setty	19,500	(21)	1.39%

	Amount and
	Nature of Beneficial		Ownership
Name	Ownership		As a Percent of Class
Jay Shah	23,100	(22)	1.65%
Curt Shaneour	19,500	(23)	1.39%
Venkat Talasila	26,820	(24)	1.91%
All directors and executive officers as a group (23 persons)	687,540		37.84%
Shareholders Beneficially Holding Five Percent (5%) or More	NONE
(other than the directors and executive officers)

(1)	Based on 1,389,965 shares of common stock issued and outstanding as of March 17, 2009.

(2)	Includes 12,500 shares of common stock and warrants to purchase up to 2,500 shares of common stock, all held by the Richard E. Bauer IRA. Excludes unvested options to purchase up to 13,900 shares of common stock.

(3)	Includes 12,500 shares of common stock and warrants to purchase up to 10,000 shares of common stock, all held by The Cherukuri Family LLC.

(4)	Includes warrants to purchase up to 10,100 shares of common stock.

(5)	Includes warrants to purchase up to 20,000 shares of common stock held by Mr. Gavini, individually, and includes 12,500 shares of common stock and warrants to purchase up to 2,500 shares of common stock, all held by Mr. Gavini’s wife.

(6)	Includes warrants to purchase up to 9,500 shares of common stock.

(7)	Includes 3,100 shares of common stock and warrants to purchase up to 620 shares of common stock, all held by the Ravindranath Gullapalli IRA, and includes warrants to purchase up to 7,500 shares of common stock held jointly with Mr. Gullapalli’s wife, Sarada Gullapalli.

(8)	Includes 16,900 shares of common stock and warrants to purchase up to 3,380 shares of common stock, all held by the Sarada Gullapalli IRA. Ravindranath Gullapalli is Ms. Gullapalli’s husband.

(9)	Includes 10,000 shares of common stock and warrants to purchase up to 9,500 shares of common stock, all held by the Murali Guthikonda IRA, and includes 2,500 shares of common stock and warrants to purchase up to 500 shares of common stock, all held by Mr. Guthikonda’s wife.

(10)	Includes 25,000 shares of common stock and warrants to purchase up to 5,000 shares of common stock, all held by the Satish B. Jasti IRA, and includes warrants to purchase up to 7,500 shares of common stock held jointly with Mr. Jasti’s wife, Sree Jasti. Excludes unvested stock options to purchase up to 41,649 shares of common stock.

(11)	Includes 7,500 shares of common stock and warrants to purchase up to 1,500 shares of common stock, all held by the Sree Jasti IRA. Satish Jasti is Ms. Jasti’s husband.

(12)	Includes warrants to purchase up to 9,500 shares of common stock.

(13)	Includes 22,000 shares of common stock and warrants to purchase up to 11,900 shares of common stock, all held jointly with Mr. Joshi’s wife, and includes 5,700 shares of common stock and warrants to purchase up to 1,140 shares of common stock, all held by the Chandrika Joshi IRA.

(14)	Includes warrants to purchase up to 10,500 shares of common stock.

(15)	Includes warrants to purchase up to 11,500 shares of common stock

(16)	Excludes unvested stock options to purchase up to 3,475 shares of common stock..

(17)	Includes warrants to purchase up to 400 shares of common stock held by Mr. Malempati, individually, and includes 6,000 shares of common stock and warrants to purchase up to 1,200 shares of common stock, all held by Mr. Malempati’s wife.

(18)	Includes 25,000 shares of common stock and warrants to purchase up to 12,500 shares of common stock, all held by the Natvarlal Patel IRA.

(19)	Includes 101,000 shares of common stock and warrants to purchase up to 27,700 shares of common stock, all held by the Jitendra Patel Revocable Living Trust, and includes 10,000 shares of common stock and warrants to purchase up to 2,000 shares of common stock. All held by the Anita Patel Revocable Living Trust. Anita Patel is Mr. Patel’s wife.

(20)	Includes 15,000 shares of common stock and warrants to purchase up to 10,500 shares of common stock, all held by Neuro Rehab Services PC Profit Sharing Plan.

(21)	Includes warrants to purchase up to 9,500 shares of common stock.

(22)	Includes 13,000 shares of common stock and warrants to purchase up to 10,100 shares of common stock, all held by the Jayprakash B. Shah IRA.

(23)	Includes 10,000 shares of common stock and warrants to purchase up to 9,500 shares of common stock, all held by the Shane Group, Inc.

(24)	Includes warrants to purchase up to 10,500 shares of common stock held by Mr. Talasila, individually, and includes 1,100 shares of Common stock and warrants to purchase up to 220 shares of common stock, all held by Mr. Talasila’s wife.

EXECUTIVE COMPENSATION
     The following table shows, for the year ended December 31, 2008, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for the year, to the Chief Executive Officer, Chief Financial Officer and other executive officers (“Named Executive Officers”) who accrued compensation in excess of $100,000 in fiscal year 2008.
SUMMARY COMPENSATION TABLE ($)

						Nonqualified
						Deferred
Name and Principal				Stock	Option	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Earnings	Compensation		Total
Satish B. Jasti	2008	$161,000	—	—	—	—	$810	(1)	$161,810
President and CEO	2007	$140,000	—	—	—	—	$22,206	(2)	$162,206

Richard E. Bauer	2008	$126,500	—	—	—	—	$180	(3)	$126,680
EVP and CFO	2007	$110,000	—	—	—	—	$180	(3)	$110,180

Christer D. Lucander	2008	$100,625	—	—	—	—	$5,230	(4)	$105,855	(5)
EVP and Chief Lending Officer

(1)	Represents life insurance premiums paid by the Company.

(2)	Represents $14,526 for country club dues, $7,500 for an automobile allowance and $180 for life insurance premium paid by the Company.

(3)	Represents life insurance premiums paid by the Company.

(4)	Represents $5,000 automobile allowance and $230 life insurance premium paid by the Company.

(5)	Mr. Lucander’s employment with the Company commenced on February 11, 2008.
Backgrounds of our Executive Officers
     In addition to the information about our Chief Executive Officer, Satish B. Jasti, which is set forth above, the following is information about the Company’s other executive officers:
     Richard E. Bauer, Age 49, Executive Vice President, Chief Financial Officer and Chief Operations Officer of Lotus Bancorp and Lotus Bank. Mr. Bauer has over two decades of experience in the financial services industry. For the twenty-two years prior to joining the Company, he had been with Fidelity Bank, a full service community bank based in Birmingham, Michigan, where he most recently served as Senior Vice President of Operations. He began his banking career with the Detroit Branch of the Federal Reserve Bank of Chicago.
     Christer D. Lucander, Age 51, Executive Vice President of Lotus Bancorp and Executive Vice President and Chief Lending Officer of Lotus Bank. The Bank hired Mr. Lucander on February 11, 2008. Mr. Lucander has over two decades of experience in the financial services industry. Prior to joining the Company, he had been self-employed as a consultant with a proposed de novo institution by assisting it in obtaining its required regulatory approvals, formulating its business plan, and raising its equity capital. For the twenty-two years prior to that, Mr. Lucander had been with J.P. Morgan Chase Bank, NA and its various predecessor institutions in Detroit, Michigan where he held senior positions in commercial lending, credit administration, loan review and loan operations.
Employment Agreements
     Satish B. Jasti. We have entered into an employment agreement with Satish B. Jasti regarding his employment as President and Chief Executive Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced when the Bank opened for business on February 28, 2007 and continues in effect for three years (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.

     Under the terms of the agreement, Mr. Jasti receives a base salary of $140,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank’s board of directors and may be increased as a result of that review. Mr. Jasti is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Jasti also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations and a monthly automobile allowance of not less than $750. In addition, the Bank provides Mr. Jasti with term life insurance coverage for a term of not less than 10 years, as well as country club and business club membership fees up to $600 per month.
     Mr. Jasti’s employment agreement also provides that we will grant him options to acquire the greater of 3% of the number of shares sold in the initial public offering or 33,000 shares at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options. To the maximum extent permitted by law, it is expected that these options will be incentive stock options and would vest ratably over a period of three years beginning on the first anniversary of the date that the Bank opens for business.
     In the event that Mr. Jasti is terminated, or elects to terminate his employment, in connection with a “change of control,” Mr. Jasti would be entitled to receive a cash lump-sum payment equal to 199% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five-year period. If Mr. Jasti’s employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to one year’s base salary.
     The agreement also provides non-competition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Jasti’s employment. If the Company chooses to enforce the noncompetition provisions, Mr. Jasti will be entitled to a payment of $140,000 or his current salary, whichever is greater.
     Richard E. Bauer. We have entered into an employment agreement with Richard E. Bauer regarding his employment as Executive Vice President, Chief Financial Officer and Chief Operations Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced when the Bank opened for business on February 28, 2007 and continues in effect for three years (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.
     Under the terms of the agreement, Mr. Bauer receives a base salary of $110,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank’s board of directors and may be increased as a result of that review. Mr. Bauer is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Bauer also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations.
     Mr. Bauer’s employment agreement also provides that we will grant him options to acquire the greater of 1% of the number of shares sold in the initial public offering or 11,000 shares at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options. To the maximum extent permitted by law, it is expected that these options will be incentive stock options and would vest ratably over a period of three years beginning on the first anniversary of the date that the Bank opens for business.
     In the event that Mr. Bauer is terminated, or elects to terminate his employment, in connection with a “change of control,” Mr. Bauer would be entitled to receive a cash lump-sum payment equal to 125% of his “base amount” as defined in section 280G of the Internal Revenue Code and, in general, means the executive’s annualized compensation over the prior five-year period. If Mr. Bauer’s employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to half of one year’s base salary.
     The agreement also provides non-competition and non-solicitation provisions that would apply for a period of one year following the termination of Mr. Bauer’s employment. If the Company chooses to enforce the noncompetition provisions, Mr. Bauer will be entitled to a payment of $55,000 or half his current salary, whichever is greater.
     Christer D. Lucander. We have entered into an employment agreement with Christer D. Lucander regarding his employment as Executive Vice President and Chief Lending Officer of Lotus Bancorp, Inc. and Lotus Bank. The agreement commenced on February 11, 2008 and continues in effect until February 28, 2010 (with certain exceptions). Thereafter, the agreement will renew automatically unless either party elects to terminate the agreement by sending prior notice to the other party.
     Under the terms of the agreement, Mr. Lucander receives a base salary of $115,000 per year. Following the first year of the agreement, the base salary will be reviewed by the Bank’s board of directors and may be increased as a result of that review. Mr. Lucander is eligible to participate in any executive incentive bonus plan and all other benefit programs that the Bank has adopted. Mr. Lucander also receives other customary benefits such as health, dental and life insurance, membership fees to banking and professional organizations.
     Mr. Lucander’s employment agreement also provides that we will grant him options to acquire one-quarter of 1% of the number of shares sold in the initial public offering at an exercise price of $10.00 per share, exercisable within ten (10) years from the date of grant of the options.
     In the event that Mr. Lucander is terminated, or elects to terminate his employment, in connection with a “change of control,” Mr. Lucander would be entitled to receive a cash lump-sum payment equal to 125% of his then current salary or $143,750, whichever is greater. If Mr. Lucanders employment is terminated for any reason other than for cause, the Bank will be obligated to pay as severance, an amount equal to half of one year’s then current salary or $57,500, whichever is greater.
401(k) Plan
     The Bank has not adopted a 401(k) plan.
Option Grants in 2008
     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:
2008 GRANTS OF PLAN-BASED AWARDS TABLE

		All Other	All Other
		Stock Awards:	Option Awards:
		Number of	Number of	Exercise or
		Shares of	Securities	Base Price	Grant Date Fair
		Stock or	Underlying	of Option	Value of Option
	Grant	Units	Options	Awards	Awards
Name	Date	(#)	(#)	($ / Sh)	($)

Satish B. Jasti	5/21/08	N.A.	41,649 (1)	$10.00	$152,422

Richard E. Bauer	5/21/08	N.A.	13,900 (2)	$10.00	$50,869

Richard S. Gurne	5/21/08	N.A.	3,475 (2)	$10.00	$12,217

(1)	The Company issued 41,649 options to Mr. Jasti, at an exercise price of $10.00 per share, pursuant to the Company’s Stock Incentive Plan which was approved at the Company’s 2008 Annual Meeting of Shareholders. Mr. Jasti’s options will vest 10,000 shares per year beginning on the first anniversary of the grant date with the balance of 1,649 shares vesting on the fifth anniversary of the grant date. The options will expire on May 21, 2018.

(2)	The Company issued 13,900 and 3,475 options to Messrs. Bauer and Lucander, respectively, at an exercise price of $10.00 per share, pursuant to the Company’s Stock Incentive Plan which was approved at the Company’s 2008 Annual Meeting of Shareholders. Messrs. Bauer and Lucander’s options will vest ratably (1/3 per year) over a three year period beginning on the first anniversary of the grant date. The options will expire on May 21, 2018.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Satish B. Jasti	0	41,649 (1)	$10.00	5/21/18
Richard E. Bauer	0	13,900 (2)	$10.00	5/21/08
Christer D. Lucander	0	3,475	$10.00	5/21/08

(1)	The Company issued 41,649 options to Mr. Jasti, at an exercise price of $10.00 per share, pursuant to the Company’s Stock Incentive Plan which was approved at the Company’s 2008 Annual Meeting of Shareholders. Mr. Jasti’s options will vest 10,000 shares per year beginning on the first anniversary of the grant date with the balance of 1,649 shares vesting on the fifth anniversary of the grant date. The options will expire on May 21, 2018.

(2)	The Company issued 13,900 and 3,475 options to Messrs. Bauer and Lucander, respectively, at an exercise price of $10.00 per share, pursuant to the Company’s Stock Incentive Plan which was approved at the Company’s 2008 Annual Meeting of Shareholders. Messrs. Bauer and Lucander’s options will vest ratably (1/3 per year) over a three year period beginning on the first anniversary of the grant date. The options will expire on May 21, 2018.
Executive Compensation Plans
     In 2008, the Company adopted a Stock Incentive Plan pursuant to which the Company may grant stock options to its directors, officers and employees to purchase up to 166,795 shares of common stock. The stock options have an exercise price of $10.00 per share. As of March 17, 2009, there were 59,024 options outstanding. 41,549 of the options vest over a five year term, while 17,375 of the options vest ratably over a three year term. All of the options expire 10 years following the date of grant.
Certain Relationships and Related Transactions and Director Independence
     The Bank makes loans to directors and executive officers from time-to-time in the ordinary course of business. The Bank’s current policy provides that:
•	In the case of banking transactions, each transaction will be on substantially the same terms, including price or interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to us;

•	In the case of business transactions, each transaction will be on terms no less favorable than could be obtained from an unrelated third party; and

•	In the case of all related party transactions, each transaction will be approved by a majority of the directors, including a majority of the directors who do not have an interest in the transaction.
     In 2008, the Company did not engage or enter into any business transactions with persons related to the Company.

AUDIT COMMITTEE
Audit Committee Report
     The Audit Committee is comprised of 6 directors, one of whom serves in an advisory capacity. Each of the directors is independent, under the definition contained in Rule 4200(a)(15) of the NASD’s listing standards. The Board of Directors has adopted a written charter for the Audit Committee. We will provide to any person without charge, upon request, a copy of our Audit Committee Charter. Requests for a copy of our Audit Committee Charter should be made to our Secretary at 44350 West Twelve Mile Road, Novi, Michigan 48377.
     In connection with the audited financial statements contained in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Audit Committee reviewed and discussed the audited financial statements with management and Plante & Moran, PLLC. The Audit Committee discussed with Plante & Moran, PLLC the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee has also received the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence.
     Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
THE AUDIT COMMITTEE
     The Audit Committee of the Board of Directors has appointed Plante & Moran, PLLC to serve as our independent auditors for 2009. Representatives of Plante & Moran, PLLC will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.
Audit Fees
     Audit fees and expenses billed to the Company by Plante & Moran, PLLC for the audit of the Company’s financial statements for the fiscal years ended December 31, 2008, are as follows:
2008
$52,150
Audit Related Fees
     Audit related fees and expenses billed to the Company by Plante & Moran, PLLC for the fiscal year 2007 for services related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees,” are as follows:
2008
$7,850
Tax Fees
     Tax fees and expenses billed to the Company for the fiscal year 2008 for services related to tax compliance, tax advice and tax planning, consisting primarily of preparing the Company’s federal and state income tax returns for the previous fiscal periods and inclusive of expenses are as follows:
2008
$5,975

All Other Fees
     Fees and expenses billed to the Company by Plante & Moran, PLLC for all other services provided during the fiscal year 2008 are as follows:
2008
$0
     In accordance with Section 10A(i) of the Exchange Act, before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the time devoted by Plante & Moran, PLLC on its engagement to audit the Company’s financial statements for the year ended December 31, 2008 is attributable to work performed by persons other than Plante & Moran, PLLC employees.
SHAREHOLDER PROPOSALS
     Shareholder proposals may be brought before an annual meeting pursuant to Article II, Section 7 of the Company’s Bylaws, which provides that to be properly brought before an annual meeting, business must be (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in the Bylaws. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Company. To be timely, a shareholders’ notice must be delivered, or mailed, and received at the principal executive offices of the Company not less than 60 days nor more than 270 days prior to the meeting; provided, however, that in the event less than 30 days’ notice or prior disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such disclosure was made. A shareholder’s notice must set forth, as to each matter the shareholder proposes to bring before an annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) his or her name and address, as they appear on the Company’s books, (c) the class and number of shares of stock of the Company which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. No shareholder proposals have been received by the Company in connection with the Annual Meeting.
     Whether or not you plan to attend the Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed envelope.
By Order of the Board of Directors,
Mayur Joshi, Secretary

REVOCABLE PROXY LOTUS BANCORP, INC.
X PLEASE MARK VOTES With- For All AS IN THIS EXAMPLE For hold Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF 1. To elect seven members of the DIRECTORS ANNUAL MEETING OF SHAREHOLDERS Board of Directors. May 19, 2009 The undersigned shareholder of Lotus Bancorp, Inc. (“the Company”), Class I – Term Expiring in 2012 revoking all previous proxies, hereby constitutes and appoints Vinaya Gavini, Amarnath Gowda, Ravindranath Gullapalli, Mayur Joshi and Sarada Gullapalli, and each of them Murali Guthikonda, Krishna M. Malempati, Haranath Policherla acting individually, as the proxies of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Annual INSTRUCTION: To withhold authority to vote for any individual Meeting”) to be held on Tuesday, May 19, 2009 at 4:00 p.m., local nominee, mark “For All Except” and write that nominee’s name in time, at the Company’s headquarters, 44350 West 12 Mile Road, Novi, Mich., the space provided below. and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the For Against Abstain following matter: 2. To transact such other business as may properly come before the Meeting.
This proxy, when properly executed, will be voted in the manner directed Be sure to sign and date this Proxy below. herein by the undersigned shareholder(s). IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement Shareholder sign above Date thereof.
Co-holder (if any) sign above Date
? Detach above card, sign, date and mail in postage paid envelope provided. ?
LOTUS BANCORP, INC.
Please sign this proxy exactly as it appears in the address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.
NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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YOUR PROXY CONTROL NUMBER
You may vote by Internet or telephone 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., prevailing time, on May 18, 2009.
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card